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                                                                    Exhibit 10.5

                                                                       ANNEX A-2

                            COLE NATIONAL CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT
                             (NONEMPLOYEE DIRECTORS)

                                June 12, 1997


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                                                                [1997 Version B]

                            COLE NATIONAL CORPORATION
                       Nonqualified Stock Option Agreement
                             (Nonemployee Directors)

                  This Nonqualified Stock Option Agreement (this "Agreement"), dated as of June 12, 1997 (the "Date of Grant"), is entered into between the individual optionee named on the signature page hereof (the "Optionee") and Cole National Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the Company's Amended and Restated Nonqualified Stock Option Plan for Nonemployee Directors (the "Plan") and approved by the Company's stockholders on the Date of Grant provides for automatic periodic grants of options to purchase shares ("Shares") of Class A Common Stock, par value $.001 per share, of the Company ("Common Stock") to each member of the Board of Directors (the "Board") of the Company who is a Nonemployee Director (as defined in the Plan); and

                  WHEREAS, the Optionee is a Nonemployee Director to whom a grant of 1000 Shares was made pursuant to the Plan effective as of the Date of Grant; and

                  WHEREAS, the execution of a Stock Option Agreement evidencing such grant in the form hereof is authorized by a resolution of the Board duly adopted as of the Date of Grant; and

                  WHEREAS, the option granted by this Agreement (the "Option") is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.



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                  NOW, THEREFORE, the Company and the Optionee agree as
follows:   [Certain capitalized terms used herein are defined in
Paragraph 8.]

                  1. GRANT AND EXERCISE. (a) The Optionee has an option to purchase 1000 Shares on the terms and conditions of this Agreement. Except as otherwise provided herein, this Option (until terminated as hereinafter provided) shall become exercisable on the first anniversary of the date of this Agreement if the Optionee is then still serving as a Nonemployee Director.

                  (b) If a change in Control Event occurs prior to the first anniversary of the date of this Agreement and while the Optionee is still serving as a Nonemployee Director, this Option shall immediately become exercisable in full as to any then Unvested Shares.

                  (c) If the Optionee dies or becomes permanently disabled prior to the first anniversary of the date of this Agreement and while the Optionee is still serving as a Nonemployee Director of the Company, this Option shall immediately become exercisable in full with respect to all then Unvested Shares.

                  (d) To the extent exercisable, this Option may be exercised in whole or in part from time to time. Any exercise of 0this Option shall be made in writing by the Optionee delivered to the Secretary of the Company.

                  2. EXERCISE PRICE AND PAYMENT. (a) This Option shall be exercisable for Vested Shares (whether such vesting occurs pursuant to Paragraph 1.(a), 1.(b) or 1.(c)) at the price of $41.25



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per share.

                           (b) The exercise price for any Shares shall be
payable in cash or by check.

                  3. TERMINATION. This Option shall terminate and all options then outstanding for Unvested Shares and Vested Shares shall be forfeited on the earliest of the following dates:

                           (i) Thirty days after the Optionee ceases to be a
member of the Board for any reason other than death or permanent disability;

                           (ii) One year after the death or permanent
disability of the Optionee if the Optionee dies or becomes permanently disabled while still serving as a member of the Board;
or

                           (iii) Ten years from the Date of Grant.

                  4. TRANSFERABILITY. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution. This Option may not be exercised during the Optionee's lifetime except by the Optionee or, in the event of the Optionee's incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision.

                  5. SECURITIES LAWS. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. This Option shall not be exercisable unless under said laws



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at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

                  6. ADJUSTMENTS. (a) The Board shall make or provide for such adjustments in the number of shares of Common Stock covered by this Agreement, the exercise price per share of Common Stock applicable thereto, and the kind of shares (including shares of another issuer) covered hereby, as the Board in good faith determines to be equitably required in order to prevent dilution or expansion of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other changes in the capital structure of the Company or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

                  (b) In the event that any provision of this Agreement would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated shall be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).



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                  7. WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes.

                  8. DEFINITIONS. The following terms shall have meanings set forth below.

                  "Change of Control Event" means (i) the happening of a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company or a Subsidiary) or upon the execution of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company or upon the adoption by the stockholders of any resolution of reorganization or dissolution of the Company or upon the occurrence of any other event or series of events having an effect similar to any of the foregoing, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, if consummated, will result in the holders of Common Stock ceasing to own directly or indirectly at least 80 percent of either the voting securities of the Company or the assets then owned by the Company, or (ii) if during any period of two consecutive years from and after the Date of Grant, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the



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stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board then still in office who were members of the Board at the beginning of any such period).

                  "Nonemployee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

                  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Unvested Shares" means, as of any given time, those Shares relating to this Option that are not, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of this Option.

                  "Vested Shares" means, as of any given time, those Shares relating to this Option that are, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of this Option.

                  9. ACKNOWLEDGEMENT. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder.



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                                    Nonqualified Stock Option
                                    Agreement (Directors Plan)
                                    --------------------------

                  EXECUTED at Cleveland, Ohio as of the date first set forth above.

                                    COLE NATIONAL CORPORATION

                                    By
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                                    OPTIONEE

Name of Optionee:
                                      -------------------------